Exhibit 10.7

PROMISSORY NOTE

$12,958,162.00	January 16, 2013

FOR VALUE RECEIVED, the undersigned CHP CLAREMONT CA OWNER, LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of REGIONS BANK, an Alabama banking corporation (the "Bank"), the aggregate principal amount of the Claremont Advances (as hereinafter defined) owing to Bank by Borrower pursuant to that certain Credit Agreement of even date herewith between Borrower and Bank (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms used herein as therein defined), together with interest on the unpaid principal amount of each Claremont Advance from the date of such Claremont Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

This Promissory Note is the Claremont Note referred to in, and is entitled to the benefits of, the Credit Agreement, to which reference is made for a statement of the rights and obligations of Borrower and Bank in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay the principal sum of and interest on this Promissory Note when due. The Credit Agreement (i) provides for the making of Advances of the Claremont Project Loan (the "Claremont Advances") by Bank in an aggregate amount up to the U.S. dollar amount first above mentioned, the indebtedness resulting from the Claremont Advances being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of Borrower under this Promissory Note are secured by the Collateral as provided in the Loan Documents.

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IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be executed as of the date first above written.

CHP CLAREMONT CA OWNER, LLC,
a Delaware limited liability company

By: /s/ Joshua J. Taube
Name: Joshua J. Taube
Title: Vice President

This Note was executed inside the State of Florida. Accordingly, documentary stamp tax in the amount of $2,450 has been, or will be, paid directly to the Florida Department of Revenue upon the execution and delivery of this Note.